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                                                                   EXHIBIT 23.10

                                                                          [LOGO]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) dated December 3, 1999 with respect to the September 30, 1999 financial statements of USgift.com Corporation included in or made part of this registration statement.



                                      Arthur Andersen LLP

Atlanta, Georgia
August 8, 2000